Exhibit 99.2 (Pricing Press Release)

Milestone Scientific Inc. Announces Pricing of $3.0 Million Public Offering of Common Stock

ROSELAND, N.J., Dec. 10, 2023 (GLOBE NEWSWIRE) -- Milestone Scientific Inc. (NYSE:MLSS), a leading developer of computerized drug delivery instruments that provide painless and precise injections, today announced the pricing of an underwritten public offering of 4,765,000 shares of its common stock at a price of $0.63 per share (the “Offering”). Gross proceeds before underwriting discounts and commissions and estimated Offering expenses are expected to be approximately $3.0 million. The Offering is expected to close on December 13, 2023, subject to customary closing conditions.

The Company also granted to the underwriter a 45-day option to purchase up to an additional 714,750 shares of common stock, on the same terms and conditions.

Maxim Group LLC is acting as the sole book-runner for the Offering.

The shares of common stock are being offered pursuant to a registration statement on Form S-3 (File No. 333-275088), which was declared effective by the Securities and Exchange Commission (the "SEC") on October 30, 2023. The Offering is being made only by means of a prospectus supplement, which is a part of the effective registration statement. A preliminary prospectus supplement relating to the Offering was filed with the SEC on December 8, 2023. Copies of the final prospectus supplement relating to this Offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Milestone Scientific Inc.

Milestone Scientific Inc. (MLSS), a biomedical technology company that patents, designs, develops and commercializes innovative diagnostic and therapeutic injection technologies and devices for medical and dental use. Since inception, Milestone Scientific has engaged in pioneering proprietary, innovative, computer-controlled injection technologies, and solutions for the medical and dental markets.

Milestone Scientific has developed a proprietary, revolutionary, computer-controlled anesthetic delivery device, our DPS Dynamic Pressure Sensing Technology® System, to meet the needs of various subcutaneous drug delivery injections and fluid aspiration – enabling healthcare practitioners to achieve multiple unique benefits that cannot currently be accomplished with the 160-year-old manual syringe. Our proprietary DPS Dynamic Pressure Sensing technology is our technology platform that advances the development of next-generation devices. It regulates flow rate and monitoring pressure from the tip of the needle, through platform extensions for local anesthesia for subcutaneous drug delivery, used in various dental and medical injections. It has specific medical applications for epidural space identification in regional anesthesia procedures.

Forward Looking Statements:

This press release contains forward-looking statements regarding the proposed Offering, including our expectations with respect to the over-allotment option, and the completion and timing of the proposed Offering. These statements involve a number of risks and uncertainties and are based on assumptions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements include, but are not limited to, Milestone’s ability to complete the proposed Offering and satisfy the closing conditions related thereto, delays in obtaining required stock exchange or other regulatory approvals, stock price volatility and risks and uncertainties related to market and general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2022. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Crescendo Communications, LLC
Email: mlss@crescendo-ir.com
Tel: 212-671-1020